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EXHIBIT 99.2

Notice of Guaranteed Delivery

for Tender of Registered Ordinary Shares

of

Allied World Assurance Company Holdings, AG

to

Fairfax Financial Holdings (Switzerland) GmbH,

a direct wholly owned subsidiary of 1102952 B.C. Unlimited Liability Company, a direct wholly owned subsidiary of

Fairfax Financial Holdings Limited

(Not to be used for signature guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY
TIME, ON JUNE 30, 2017, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if the procedure for delivery by book-entry transfer, as described in the prospectus forming part of the registration statement on Form F-4, file number 333-216074, as amended and/or supplemented (the "Prospectus") cannot be completed prior to the expiration of the Offer, or if time will not permit all required documents to reach the exchange agent prior to the expiration of the Offer. This form may be delivered by hand or mailed to the exchange agent as described in the section of the Prospectus entitled "The Offer — Procedures for Tendering Allied World Shares — Guaranteed Delivery Procedures".

The exchange agent for the Offer is:

Continental Stock Transfer & Trust Company

By Mail, Hand or Overnight Courier,
or Other Expedited Service:
Continental Stock Transfer & Trust Company.
1 State Street, 30th Floor
New York, NY 10004
Attn: Corporate Actions Department

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE EXCHANGE AGENT.

        THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.

        THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

PLEASE RETURN THIS FORM TO THE
BROKERAGE FIRM MAINTAINING YOUR ACCOUNT

Ladies and Gentlemen:

        The undersigned hereby tenders to Fairfax Financial Holdings (Switzerland) GmbH, a limited liability company incorporated under the laws of Switzerland and a direct wholly owned subsidiary of 1102952 B.C. Unlimited Liability Company, an unlimited liability company organized under the laws of the province of British Columbia, Canada, which is a direct wholly owned subsidiary of Fairfax Financial Holdings Limited, a corporation incorporated under the laws of Canada, upon the terms and subject to the conditions set forth in the Prospectus and in the related letter of transmittal, as it may be amended or supplemented from time to time, for use in connection with accepting the Offer (as defined below) in respect of registered ordinary shares, par value CHF 4.10 per share ("Allied World shares") of Allied World Assurance Company Holdings, AG, a company organized under the laws of Switzerland (the "Letter of Transmittal" and, together with the Prospectus, the "Offer"), receipt of which is hereby acknowledged, the number of Allied World shares indicated below, pursuant to the guaranteed delivery procedures set forth in the section entitled "The Offer — Procedures for Tendering Allied World Shares — Guaranteed Delivery Procedures" in the Prospectus.

Name(s) of Record Holder(s) Please Type or Print	Number of Allied World Shares Tendered

Address(es)
Zip Code	Name of Tendering Institution
Telephone No.(s)	Account Number
X	Dated:
X	Dated:
Signatures(s) of Record Holder(s)

DELIVERY GUARANTEE
(Not to be used for signature guarantees)

        The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or any other "eligible guarantor institution," as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an "Eligible Institution"), hereby guarantees to deliver to the exchange agent confirmation of the book-entry transfer of Allied World shares tendered into the exchange agent's account at The Depository Trust Company, in each case, together with delivery of a properly completed and duly executed Letter of Transmittal with any required signature guarantee, or an agent's message (as applicable) (as defined in the Letter of Transmittal), and any other documents required by the Letter of Transmittal, within three (3) U.S. business days after the date hereof.

        The Eligible Institution that completes this form must communicate the guarantee to the exchange agent and must deliver the Letter of Transmittal and any other required documents to the exchange agent within the time period indicated herein. Failure to do so may result in financial loss to such Eligible Institution.

X
Name of Firm	Authorized Signature
Address	Name (Please Type or Print)
Zip Code	Title
Telephone No.	Dated:

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EXHIBIT 99.2